Exhibit 10.3

META GROUP, INC. INCENTIVE STOCK OPTION AGREEMENT

META Group, Inc., a Delaware Corporation (the “Company”), hereby grants as of September 11, 2001 to you (the “Employee”), an option to purchase shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of $2.00 per share.  The quantity of Option Shares granted and vesting schedule is defined on the cover page, hereof.  The Option Shares are granted on the following terms and conditions:

                1.             Grant Under Second Amended and Restated 1995 Stock Plan.  This option is granted pursuant to and is governed by the Company’s Second Amended and Restated 1995 Stock Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

                2.             Grant as Incentive Stock Option; Other Options.  This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

                3.             Vesting of Option if Employment Continues; Acceleration on Change of Control.

                (a)           Subject to Section 3(b), if the Employee has continued to be employed by the Company or any Related Corporation through the dates listed under the column entitled “Full Vest” on the cover page hereof, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date.

                (b)           In addition to the foregoing but subject to Section 4, if the Employee’s employment with the Company or any Related Corporation is terminated without Cause by the Company or any Related Corporation (including for such purpose any successor to the Company resulting from a Change of Control (as defined below)) during the one year period following the consummation of a Change of Control, then this option shall become exercisable for an additional number of Option Shares equal to the lesser of (i) 87,500 and (ii) the total number of Option Shares with respect to which this option is not yet exercisable at the time of any such termination.  For the purposes of this Section 3(b), “Change of Control” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

                (c)           Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, further accelerate the date that any installment of this Option becomes exercisable.  The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company and all Related Corporations) may be exercised on or before the date which is ten years from the date this option is granted. (Five years if Employee holds more than 10% of voting power.)

                4.             Termination of Employment.

                                (a)           Termination Other Than for Cause:  If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of 90 days from the Employee’s last day of employment, but in no event later than the scheduled expiration date.  In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

                                (b)           Termination for Cause:  If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

                                (c)           Definition of Cause:  “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

                5.             Death; Disability.

                                (a)  Death:  If the Employee dies while in the employ of the Company or any Related Corporation, the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9 hereof may exercise this option, to the extent this option is otherwise exercisable on the date of the Employee’s death, at any time within one year after the date of death, but not later than the scheduled expiration date.

                                (b)  Disability:  If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

                                (c)  Effect of Termination:  At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

                6.             Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Employee to exercise completely such final installment.  Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

                7.             Payment of Price.  (a) The option price shall be paid in the following manner:

                                           (i)   in cash or by check;

                                           (ii)   subject to paragraph 7(b) below, by delivery of shares of the Company’s Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

                                           (iii)  by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                                           (iv)   by any combination of the foregoing.

                                (b)           Limitations on Payment by Delivery of Common Stock:  If the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.  Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

                                (c)           Permitted Payment by Recourse Note:  In addition, if this paragraph is initialed below by the person signing this Agreement on behalf of the Company, the option price may be paid by delivery of the Employee’s three-year personal recourse promissory note bearing interest payable not less than annually at the applicable Federal rate, as defined in Section 1274(d) of the Code.

                                                                __________

                                                                (initials)

                8.             Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice is received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship).  In the event this option is exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

                9.             Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Employee’s lifetime, only the Employee may exercise this option.

                10.          No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

                11.          No Obligation to Continue Employment.  Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

                12.          No Rights as Stockholder until Exercise.  The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 8.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

                13.          Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

                14.          Early Disposition.  The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such Option Shares.  The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

15.          Withholding Taxes.  If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee’s wages or other remuneration the appropriate amount of tax.  At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option.  The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee shall make reimbursement on demand, in cash, for the amount underwithheld.

                16.          Lock-up Agreement.  The Employee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 270 days after the effectiveness of the Registration Statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company’s directors and officers agree to be similarly bound.  The lock-up agreement established pursuant to this paragraph 16 shall have perpetual duration.

                17.          Arbitration.  Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the State of Connecticut, pursuant to the rules then pertaining of the American Arbitration Association.  Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

                18.          Provision of Documentation to Employee.  By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

                19.          Miscellaneous.

                                (a)  Notices:  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below.  The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

                                (b)  Entire Agreement; Modification:  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                                (c)  Severability:  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

                                (d)  Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

                                (e)  Governing Law:  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

Notice of Grant of Stock Options and Option Agreement	META Group, Inc. ID: 06-0971675 208 Harbor Drive Stamford, CT 06912

Effective September 11, 2001, you have been granted a(n) Incentive Stock Option to buy One Hundred Seventy Five Thousand (175,000) shares of META Group, Inc. (the Company) stock at $2.00 per share.

The total option price of the shares granted is $350,000.00.

Shares in each period will become exercisable on the date shown, subject to acceleration under certain circumstances in accordance with Section 3.

Shares	Vest Type	Full Vest	Expiration
43,750	On Vest Date	September 11, 2002	September 11, 2011
43,750	On Vest Date	September 11, 2003	September 11, 2011
43,750	On Vest Date	September 11, 2004	September 11, 2011
43,750	On Vest Date	September 11, 2005	September 11, 2011

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

/s/ Dale Kutnick	September 11, 2001
META Group, Inc.	Date

/s/ Michael Levine	September 11, 2001
Name: Michael Levine	Date